Exhibit 99.1

SunLink Health Systems Schedules Third Fiscal Quarter Conference Call

    ATLANTA--(BUSINESS WIRE)--May 7, 2004--SunLink Health Systems, Inc. (AMEX:SSY) announced today that it expects to report its third fiscal quarter results and to conduct its third quarter conference call on Thursday, May 13, 2004. The conference call will start at 11:00 A.M. (EDT).
    The dial in number for the conference call is 1-800-391-9281, Reference "SunLink Third Quarter Release."
    A replay of the taped conference call will be available approximately one hour after the conclusion of the conference call. To listen to the replay, dial 1-800-839-6713 and refer to confirmation number 6321874.
    SunLink Health Systems, Inc. currently operates eight community hospitals and related businesses in the Southeast and Midwest. Each SunLink facility is the only hospital in its community. SunLink's operating strategy is to link patients' needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves. For additional information on SunLink Health Systems, please visit our website at www.sunklinkhealth.com.

    CONTACT: SunLink Health Systems, Inc., Atlanta
             Robert M. Thornton, Jr., 770-933-7000